MDU Resources Increases 2019 Earnings Guidance

BISMARCK, N.D. - Dec. 9, 2019 - MDU Resources Group, Inc. (NYSE: MDU) today increased its earnings guidance for 2019. The company now projects its earnings per share for 2019 to be in the range of $1.60 to $1.65, an increase from prior guidance of $1.50 to $1.60.

“We are through the midpoint of the fourth quarter and are pleased with the performance of our businesses,” said David L. Goodin, president and CEO of MDU Resources. “With the strength of our results in October and November and our current estimates for December, we are confident our 2019 results will surpass the guidance range previously disclosed. During the quarter, we experienced favorable construction weather in our northern states of operation, allowing us to further execute on our backlog. As colder weather sets in, natural gas and electric sales increase at our utility, which demonstrates the strength of our two-platform business model.

“We like our momentum going into 2020. Our backlog of work remains strong and we have long-term growth potential through our substantial planned capital investments on quality projects over the next five years.”

Higher than expected asset sales gains throughout the year at the company's construction materials business also contributed to stronger year-over-year performance.

The company plans to provide full-year 2019 earnings results and to initiate 2020 guidance in early February.

Forward-Looking Statements
The information in this release includes certain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. The forward-looking statements contained in this release, including earnings per share guidance and statements by the president and CEO of MDU Resources, are expressed in good faith and are believed by the company to have a reasonable basis. Nonetheless, actual results may differ materially from the projected results expressed in the forward-looking statements. For a discussion of important factors that could cause actual results to differ materially from those expressed in the forward-looking statements, refer to Item 1A - Risk Factors in MDU Resources’ most recent Form 10-K.
About MDU Resources
MDU Resources Group, Inc., a member of the S&P MidCap 400 index and the S&P High-Yield Dividend Aristocrats index, is Building a Strong America® by providing essential products and services through its regulated energy delivery and construction materials and services businesses. For more information about MDU Resources, see the company’s website at www.mdu.com or contact the Investor Relations Department at investor@mduresources.com.

Financial Contact: Jason Vollmer, vice president, chief financial officer and treasurer, 701-530-1755
Media Contact: Laura Lueder, manager of communications and public relations, 701-530-1095

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